SUPPLY AGREEMENT



THIS SUPPLY AGREEMENT (this "Agreement") is made and entered into as of June 2, 1997, by and among UPSYS, a corporation formed under the laws of France ("Manufacturer"), UPSYS-CERPROBE, L.L.C., an Arizona limited liability company ("Purchaser" or "Company"), and CERPROBE CORPORATION, a Delaware Corporation ("Cerprobe").

                                    RECITALS

A. Purchaser was formed by Manufacturer and Cerprobe, pursuant to an operating agreement signed on February 12, 1997, (the "Operating Agreement"), to engage exclusively in the assembly, testing, repair and sale to Manufacturer of all versions of the Upsys Cobra Probe (the "Products") based on the Upsys Technology, as defined below, and its component parts ("Product Components") as more specifically described in Exhibit A, which may be updated or amended from time to time.

B. Manufacturer is engaged in, among other things, the design, engineering and manufacture of the Products, involving certain UPSYS technology described in the Operating Agreement (the "Upsys Technology").

C. The Products consist of three main Product Components: (i) the probes formed in an arc, (ii) space transformers and (iii) printed circuit boards, used in probing semiconductor wafers.

D. Manufacturer and Purchaser desire that Purchaser assemble the Products and act as the exclusive assembly and repair facility for the Products in the Territory (as hereinafter defined), and that Manufacturer supply Purchaser with the Product Components, the first complete Products (i.e., a complete set of cards), training and engineering, all as set forth in this Agreement.

E. Manufacturer and Purchaser also desire that Purchaser be granted the right to distribute the Products exclusively to Manufacturer and that Purchaser, concurrently with the execution of this Supply Agreement, enter into a distribution agreement with Cerprobe and Manufacturer, whereby Manufacturer shall grant to Cerprobe the exclusive right to distribute the Products in the Territory (the "Distribution Agreement"). A copy of the Distribution Agreement is attached as Exhibit B.

                                    AGREEMENT


NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Purchaser; Assembly, Testing, Maintenance and Repair Facilities and Distribution.

         (a) Subject to and in accordance with the terms and conditions of this Agreement, Manufacturer hereby appoints Purchaser as its Exclusive (as defined below in this section) authorized assembly and repair facility for the Products in the Territory, as defined below. Purchaser shall establish assembly and repair facilities initially in Cerprobe's facility in Arizona.

         (b) Subject to and in accordance with the terms and conditions of this Agreement, Manufacturer hereby appoints Purchaser as its Exclusive authorized assembly and repair facility for the
                  Products in the Asian Territory, as defined below, through March 31, 1998. The continuation and the nature of the assembly and repair rights in the Asian Territory beginning April 1, 1998 and thereafter shall be determined by Manufacturer prior to such date taking into consideration the Company's production capacity and Cerprobe's sales performance in the Asian Territory.

         (c) Subject to and in accordance with the terms and conditions of this Agreement and the Distribution Agreement: (i) Manufacturer grants Purchaser the right to sell the Products exclusively to Manufacturer, (ii) for its needs in the
                  Territory, Manufacturer agrees to purchase Products exclusively from Purchaser, and (iii) Manufacturer agrees to purchase from Purchaser all Products ordered by Cerprobe pursuant to the Distribution Agreement and assembled or purchased by Purchaser. Pursuant to the terms of the Distribution Agreement, the parties agree that Manufacturer will grant to Cerprobe the Exclusive right to distribute Products in the Territory.

         (d) During the term of this Agreement, Manufacturer shall not directly or indirectly enter into any agreement or arrangement other than this Agreement and the Distribution Agreement for the assembly, repair, or distribution of the Products in the American Territory, nor shall Manufacturer establish its own facilities to provide such services, or itself conduct assembly, repair or distribution activities, within the Territory. Manufacturer shall further refer, and cause all of its employees, agents, and representatives to refer, to Purchaser or Cerprobe all persons and entities within the American Territory that require or request repair or assembly and distribution, respectively, of Products.

         (e) During the term of this Agreement, depending on Manufacturer's decision under Section 1(b) above, Manufacturer shall not directly or indirectly enter into any agreement or arrangement, other than this Agreement and the Distribution Agreement, for the assembly, repair or distribution of the Products in the Asian Territory or to provide such services for customers within the Asian Territory, nor shall Manufacturer establish its own facilities to provide such services, or itself conduct assembly, repair or distribution activities, within the Asian Territory. Manufacturer shall further refer, and cause all of its employees, agents and representatives to refer, to Purchaser or Cerprobe all persons and entities within the Asian Territory that require or request repair or assembly and distribution, respectively, of Products.

         (f) For the purposes of this Agreement, "Exclusive" shall mean that Manufacturer will not knowingly permit the establishment of an assembly, testing or repair facility other than Purchaser or a distributor other than Cerprobe in the American and Asian Territories, as defined below. In conformity with U.S. and other applicable national or international anti-trust laws, Manufacturer does not guarantee that there will be no competition with Purchaser from third parties.

2. Territory. The "American Territory" is defined for purposes of this Agreement as the United States of America (including territories thereof), and the "Asian Territory" as South Korea, Japan, Singapore, Malaysia and Taiwan. The American Territory and the Asian Territory are collectively referred to as the "Territory."

3.       Supply by Manufacturer.

         (a) Manufacturer shall exclusively be responsible for the design, engineering and manufacture of the Products and Product Components. For each initial order for a customer, Purchaser shall order and Manufacturer shall provide an initial example of the assembled Product to Purchaser (the "First Set"). Purchaser shall then be responsible for the assembly of the Products in conformity with the First Set.

         (b) Certain elements of the Products and Product Components (in particular, the custom designed space transformers and the printed circuit boards) may be provided to Manufacturer by Cerprobe or other suppliers, or may be provided to Manufacturer by the customers as agreed to by Manufacturer after consultation with Cerprobe on a case-by-case basis.

         (c) Subject to Sections 1(b) and 1 (d) above, the provisions of the Distribution Agreement, and applicable antitrust rules and regulations, Manufacturer will not sell or supply the Products or Product Components to any person or entity (other than Purchaser or Cerprobe) located in the Territory or, to the best of its knowledge, to a person or entity (other than Purchaser or Cerprobe) that intends to ship them into the Territory for sale.

         (d) Manufacturer agrees to provide improvements on the Products and manufacturing process to Purchaser from time to time in function of the evolution of the Upsys Technology.

4. Tooling and Equipment. Manufacturer shall also supply Purchaser with all tooling and equipment agreed to between the parties as reasonably necessary for Purchaser to perform its obligations under this Agreement, including, but not limited to, the tooling and equipment described in Exhibit C (the "Upsys Equipment"). The Upsys Equipment shall be either purchased or leased by Purchaser from Manufacturer at the prices and rates set forth in Exhibit C. The parties agree that such prices and rates will be reviewed annually on the basis of currency fluctuations, inflation, changes in prices and changes in interest and leasing rates.

5.       Ordering Procedures, Delivery and Acceptance.

         (a) Ordering Procedures. All orders for Products and Product Components pursuant to this Agreement shall be subject to the terms and conditions set forth in Exhibit D, notwithstanding any other terms specified in any purchase order.

         (b) Delivery. Manufacturer will use its best efforts to deliver Products and Product Components to Purchaser's carrier at the Manufacturing Facilities (as defined below) on the dates requested by Purchaser as set forth in any purchase orders.

         (c) Firm Orders. All purchase orders are firm. Should any purchase orders change after acceptance thereof by Manufacturer, any and all costs related to such change in the purchase order shall be at Purchaser's expense.

         (d) Acceptance. Once accepted, Products and Product Components may not be returned or exchanged except in such cases and under such terms and conditions as set forth in Article 15 or under the terms and conditions of Section 10.3(b) of the Operating Agreement.

6.       Purchase Price.

         (a) Product Component Pricing. The purchase price for Products and Product Components shall be as set forth in Exhibit A. The parties agree that the prices set forth in Exhibit A will be reviewed annually on the basis of currency fluctuations, increases in inflation and change in any of the applicable price indexes for raw materials used in the Product Components. Manufacturer shall notify Purchaser of the price revisions forty-five days (45) prior to the implementation of such revisions.

                  Any change in the purchase price shall only apply to orders received by Manufacturer following lapse of such 45-day notification period.

         (b) First Set Price. The price of the First Set of each Product shall be determined by Manufacturer upon request for a quotation by Purchaser.

         (c) Shipping Costs. The purchase prices established hereunder for Products and Product Components are and shall be prices EX WORKS as defined in the INCOTERMS 1990 (except that delivery will occur when Purchaser's carrier takes possession of the goods) from any of Manufacturer's manufacturing facilities whether in Corbeil, France or otherwise (the "Manufacturing Facilities"). All Products and Product Components shall be packaged by Manufacturer for shipment by a carrier of Purchaser's choice. All Products and Product Components shall be packaged by Manufacturer as necessary for protection against damage during shipping and handling. All costs of preservation, waterproofing or other special packaging shall be paid by Purchaser. All charges incurred subsequent to the delivery of Products and Product Components for shipment, including without limitation, freight, insurance, customs, duties, demurrage charges and turnover, sales, excise and other foreign, federal, state or local taxes, shall be borne by Purchaser or, if paid or incurred by Manufacturer, shall be reimbursed by Purchaser to Manufacturer including a twenty percent (20%) additional fee. Purchaser will contract directly with the carrier to pay all shipping costs.

         (d)      Emergency  Deliveries.   If  Purchaser,  from  time  to  time,
                  requires emergency delivery of Products and/or Product Components, all extra costs for air freight for such emergency delivery shall be borne by Purchaser.

         (e) Payment of IBM Royalties. Manufacturer represents that it is presently a party to an IBM technology license agreement (the "IBM Technology Agreement") and a license agreement related to the French patent number 7,715,179 (the "License") between Manufacturer and International Business Machines Corporation ("IBM") related to the use of the Upsys Technology and patent for the manufacture and sale of the Products, and Manufacturer is required to pay IBM royalties (the "IBM Royalties") as set forth in Exhibit E. The IBM Royalties shall be paid in the following manner:

                  (i) Manufacturer shall be responsible for the payment to IBM of all IBM Royalties relating to the sale of Products, Product Components, and related goods and services pursuant to this Agreement or the Distribution Agreement, and, as among the parties hereto, Manufacturer shall be solely responsible (without right of reimbursement) for IBM Royalties due on the selling price of Products and Product Components sold by Manufacturer to Purchaser pursuant to this Agreement (the "Upsys Selling Price");

                  (ii) Purchaser will reimburse Manufacturer for the IBM Royalties due on or arising from: (1) the difference between the Upsys Selling Price and the selling price of the assembled Products sold by Purchaser to Manufacturer for distribution under the Distribution Agreement, (2) the difference between the selling price of the assembled Products sold by Purchaser to Manufacturer and the selling price of the Products from Manufacturer to Cerprobe, and (3) associated non-warranty repair services from Purchaser to Cerprobe for distribution under the Distribution Agreement. Purchaser will make such reimbursement of IBM Royalties to Manufacturer within 15 days following invoice therefor by Manufacturer. Such invoices shall be submitted to Purchaser within 15 days following the end of each quarter, and shall be accompanied by supporting documentation.

7. Payment for Product Components. Except as otherwise expressly agreed in writing by the parties, payment for Products and Product Components shall be made in United States dollars, calculated at the French Franc/US Dollar exchange rate, as reflected in the French "Journal Officiel" for the date of acceptance of the purchase order, in an amount adequate to cover the full purchase price plus all other charges, if any, incurred by Manufacturer for the account of Purchaser, and such payment shall be due and payable in full within thirty (30) days after the date the Products and Product Components were put at the disposal of Purchaser's carrier. Any late payments will bear interest at a rate of twelve percent (12%) per annum.

8. Title and Risk of Loss. Title and risk of loss to Products and Product Components shall pass to Purchaser upon delivery to Purchaser's carrier at the Manufacturing Facilities. If Manufacturer delays in so delivering the Products or the Product Components to Purchaser's carrier, due to any action or request of Purchaser, Purchaser shall pay all reasonable storage and insurance charges incurred by Manufacturer. Purchaser agrees to indemnify and hold Manufacturer harmless for, from and against any and all loss of or damage to the Products or the Product Components sustained while risk of loss remains upon Purchaser. Manufacturer agrees to indemnify and hold Purchaser harmless for, from and against any and all loss of or damage to Products or the Product Components sustained while risk of loss remains upon Manufacturer.

9. Representations, Warranties and Covenants by Manufacturer. Manufacturer represents and warrants to Purchaser and Cerprobe as follows:

         (a) Generally. Manufacturer is a corporation duly organized, validly existing and in good standing under the laws of France, with the full right, power and authority, corporate and otherwise, to design, manufacture and sell the Products and Product Components to Purchaser according to the terms of this Agreement and to carry on its business in all jurisdictions and countries as it is now being conducted and as intended to be conducted in the performance of this Agreement. The execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby and the complete and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Manufacturer, and this Agreement constitutes the legal, valid and binding obligation of Manufacturer, fully enforceable against Manufacturer in the United States. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the incorporation documents or corporate by-laws or regulations of Manufacturer; (ii) any license, instrument, contract or agreement to which Manufacturer is a party or by which Manufacturer is bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Manufacturer.

         (b) Intellectual Property. Manufacturer holds the rights to use all patents, trade secrets, information, proprietary rights and processes necessary for the manufacture and sale to Purchaser of the Products and Product Components as provided in this Agreement, without, to the best of its knowledge after due inquiry, any conflict with or infringement of the rights of others. Manufacturer has not received any written notice alleging that Manufacturer has violated or, by selling any of the Products or Product Components, would violate any patents, trade secrets or other proprietary or intellectual property rights of any other person or entity. However, Manufacturer is not the registered owner of the "Cobra" trademark or trade name and does not make any representations concerning this trademark or trade name.

         (c) No Others Authorized in Territory. Manufacturer has not licensed or authorized any other entities doing business in the Territory to assemble, repair or distribute Products, nor shall Manufacturer do so during the term of this Agreement, subject to Article 1 (b) above.

10.      Representations and Warranties by Purchaser.

         (a) Generally. Purchaser represents and warrants to Manufacturer that (i) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona, with the full right, power and authority, corporate and otherwise, to engage in any lawful business in accordance with the Operating Agreement, including the purchase of the Products and the Product Components under the terms of this Agreement, and to carry on its business in all jurisdictions and countries as it is now being conducted and as intended to be conducted in the performance of this Agreement, (ii) the execution and delivery of this Agreement the timely consummation of the transactions contemplated hereby and the complete and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Purchaser and its Members,

                  (iii) this Agreement constitutes the legal, valid and binding obligation of Purchaser, fully enforceable against Purchaser in accordance with its terms, and (iv) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (A) the incorporation documents or Operating Agreement or regulations of Purchaser; (B) any license, instrument, contract or agreement to which Purchaser is a party or by which Purchaser is bound; or (C) any law, order, rule, regulation, writ, injunction or decree that is applicable to Purchaser.

11.      Duties of Manufacturer.

         (a) Indemnification. Manufacturer agrees to indemnify, defend and hold Purchaser, Cerprobe, and its and their officers, directors, employees, agents and representatives (each, an "Indemnitee") harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses, including, without limitation, reasonable attorney's fees and costs and expenses incurred, ("Damages") with respect to or arising out of any demand, claim, proceeding, action and/or cause of action that any of the Indemnitees may suffer or incur by reason of or arising out of (i) the inaccuracy or untruth of any of the representations or warranties of Manufacturer contained in this Agreement, (ii) any claim by any third party in respect to infringement of the intellectual property rights of any third party arising out of the design, manufacture, distribution or sale of any of the Products or Product Components.

         (b) Indemnification Limitations. The indemnification obligation set forth above is limited by the following:

                  (i) The Indemnitee shall notify Manufacturer within thirty (30) days of: (i) its receiving actual notice of a demand, claim, proceeding, action or cause of action from a third party, or (ii) in any other case, its becoming aware of (or, in the case of any Indemnitee that is not a natural person, its executive officers or supervisory personnel becoming aware of) a potential demand, claim, proceeding, action or cause of action (provided that the failure to notify Manufacturer shall in no case prejudice the rights of an Indemnitee under this Agreement unless Manufacturer shall be prejudiced by such failure and then only to the extent Manufacturer has been prejudiced by such failure). Manufacturer shall solely determine whether or not to settle a given claim (provided that Manufacturer shall obtain the consent of Cerprobe to settlement of any nonmonetary claim against Cerprobe or its officers, directors, employees, agents or representatives).

                  (ii) Manufacturer shall be solely responsible for the defense of its Intellectual Property Rights, and Purchaser shall provide all reasonably requested support to Manufacturer.

                  (iii)    The above indemnification obligation shall only apply
                           to  the  extent  the  Product   Components  were  not
                           modified by Purchaser.

                  (iv) The above indemnification does not apply if the Products or Product Components are used or combined with another item by the Indemnitee and such use or combination is not permitted by this Agreement and is what gives rise to the infringement.

                  (v) The above indemnification does not apply to any Damages that arise subsequent to a demand by Manufacturer for the Indemnitee to cease delivery of a particular Product or Product Component, or to begin delivery of a non-infringing substitute.

                  (vi) Manufacturer's indemnification obligation shall terminate with respect to any demand, claim, proceeding, action or cause of action for which an Indemnitee has not given notice hereunder within (A) in the case of clause (i) of Section 11(a), 2 years following the termination of this Agreement for any reason, or (B) in the case of clause (ii) of Section 11(a), the expiration of all applicable legal statutes of limitations and similar laws.

         (c) Intellectual Property Rights. During the term of this Agreement, Manufacturer shall maintain its registered trademarks, as listed in Exhibit F, and shall not act in any way as to invalidate or render unenforceable any of its trademarks, trade names, license and other intellectual property used in conjunction with the Products and Product Components in the Territory ("Intellectual Property Rights") and shall use its commercially reasonable efforts to enforce infringement by third parties in the American and Asian Territories, under the terms provided in Article 12(d)(3) hereof.

         (d)      Training;  Instructions;  Demonstrations.  Following  the date hereof, Manufacturer shall make readily available detailed assembly and repair instructions and demonstrations of the Products and Product Components to Purchaser's technical assembly and repair staff as agreed to between Purchaser and Manufacturer. The initial training to be provided by Manufacturer to Purchaser shall be at the cost set forth herein on Exhibit G. Such training and demonstrations shall be provided at Manufacturer's facilities in Corbeil, France. Purchaser shall be responsible for all its own costs and expenses incurred by their staff in traveling to and from training sites. Subsequent training shall be provided with the frequency agreed to between the parties. The fees for such subsequent training shall depend upon the daily rate at such time for the appropriate technician. An indication of the 1997 prices is provided in Exhibit G. Such prices are subject to change. Manufacturer shall notify Purchaser of such modifications. All costs and expenses incurred by Manufacturer's staff for training, including travel, shall be paid for by Purchaser.

         (e) Technical Assistance. Upon the request of Purchaser, Manufacturer will provide Purchaser with reasonably requested prompt and timely technical assistance with respect to the assembly and repair of the Products and the use and assembly of Product Components under the terms agreed to by the parties. An indication of the 1997 prices is provided in Exhibit H. Such prices are subject to change. Manufacturer shall notify Purchaser of such modifications.

12.      Duties of Purchaser.

         (a) Purchasing Obligation. Purchaser is obliged, to the extent allowed under the local or international antitrust rules and regulations, to purchase Products and Product Components as well as the engineering, design and related tooling for the Products exclusively from Manufacturer. Purchaser shall not distribute any products, other than the Products, without the express written approval of Manufacturer.

         (b) Reporting. Within thirty (30) days following the end of each calendar quarter, Purchaser shall provide Manufacturer with assembly and repair performance data for the previous quarter, and projections for the following quarter, such projections to include the reasonably expected volume of future orders of Product Components. None of such projections shall be deemed purchase orders or commitments, nor shall the Company have any liability for failure to meet any such projections.

         (c)      Intellectual Property Rights.

                  (i) Purchaser agrees that, except as is specifically provided herein, it will not, directly or indirectly, at any time during the term of this Agreement or thereafter: (a) represent that it has any ownership interest in or rights to the Intellectual Property Rights owned by Manufacturer or (b) register or attempt to register or use in any manner whatsoever such Intellectual Property Rights, without Manufacturer's specific prior written consent.

                  (ii) If Purchaser or any of its directors, officers, employees or Affiliates registers any Intellectual Property belonging to Manufacturer, Purchaser will cause the assignment of such to Manufacturer immediately upon request, and without charge.

                  (iii) Should Purchaser become aware of a potential third party infringement of any of the Intellectual Property Rights of Manufacturer, it shall immediately inform Manufacturer who shall, at its sole discretion, determine whether or not to proceed against such potential infringement after consultation with the Company.

                  (iv) Purchaser's use of Manufacturer's Intellectual Property Rights shall be expressly limited to the assembly, testing, maintenance, repair, distribution and sale of the Products and Product Components under the terms provided in this Agreement.

                  (v) Upon the termination of this Agreement for any reason, Purchaser shall immediately return to
                           Manufacturer,   all   originals  and  any  copies  of
                           Intellectual Property Rights belonging to Manufacturer in its possession or control and immediately stop using such Intellectual Property and the Upsys Technology.

         (d) Marking of Products. Purchaser agrees that all Products may be exclusively marked by Manufacturer "Upsys" or such other marking that Manufacturer shall request. Purchaser will not take action to mark any Products with any trade name, trademark or similar marking without the prior consent of Manufacturer.

         (e)      Indemnification.  Purchaser  agrees to  indemnify,  defend and hold Manufacturer, and its officers, directors, employees, agents and representatives (each an "Indemnitee") harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses, including, without limitation, reasonable attorney's fees and costs and expenses incurred, with respect to or arising out of any demand, claim, proceeding, action and/or cause of action that any of the Indemnities may suffer or incur by reason of or arising out of (i) the inaccuracy or untruth of any of the representations or warranties of Purchaser contained in this Agreement, (ii) any claim by any third party in respect to infringement of the intellectual property rights of any third party arising solely out of the assembly, distribution, sale or repair by Purchaser of any of the Products or Product Components in breach of this Agreement.

         (f) Indemnification Limitations. The indemnification obligation set forth above is limited by the following:

                  (i)      The Indemnitee  shall notify  Purchaser within thirty
                           (30) days of: (A) its receiving actual notice of a demand, claim, proceeding or action from a third party, or (B) in any other case, its becoming aware of (or, in the case of any Indemnitee that is not a natural person, its executive officers or supervisory personnel becoming aware of) a potential demand, claim, proceeding, action or cause of action (provided that the failure to notify Purchaser shall in no case prejudice the rights of an Indemnitee under this Agreement unless Purchaser shall be prejudiced by such failure and then only to the extent

                           Purchaser has been prejudiced by such failure). Purchaser shall solely determine whether or not to settle a given claim (provided that Purchaser shall obtain the consent of Manufacturer to settlement of any nonmonetary claim against Manufacturer or its officers, directors, employees, agents or representatives).

                  (ii) Purchaser's indemnification obligation shall terminate with respect to any demand, claim, proceeding, action or cause of action for which an Indemnitee has not given notice hereunder within (A) in the case of clause (i) of Section 12(e), 2 years following the termination of this Agreement for any reason, or (B) in the case of clause (ii) of Section 12(e), the expiration of all applicable legal statutes of limitations and similar laws.

13.      Nondisclosure   and  Limited  Use  of   Confidential   and  Proprietary
         Information.

         (a) The parties agree that, except to the extent necessary to comply with applicable law and regulatory and supervisory requirements, each party shall keep, and cause their respective Affiliates to keep, the terms and conditions of this Agreement and the transactions contemplated by this Agreement confidential.

         (b) During the term of this Agreement, the parties will receive certain trade secrets and confidential information relating to each party's business and operations ("Confidential Information"). The parties shall hold in strictest confidence and not disclose to any third party any such Confidential Information designated in writing or which by its nature should reasonably be deemed confidential. Further, neither of the parties shall use or permit the use of any such Confidential Information in a manner detrimental to the other or in any manner other than in furtherance of the purposes hereof.

         (c) Notwithstanding any provision in this Agreement or a related agreement to the contrary, the parties agree that for as long as this Agreement is in force, Purchaser shall use the same care and discretion (but not less than reasonable care and discretion) to avoid disclosure, publication or dissemination of any Confidential Information within the scope of the Upsys Technology as Purchaser uses with its own similar information that Purchaser does not wish to disclose, publish or disseminate.

         (d) To the extent that they do not use the Confidential Information of the parties hereto, information, be it technical or not, concerning the activity of the Company, created by an employee of the Company or by a seconded employee of one of the parties hereto, along or in collaboration, are considered as information belonging to the Company, and it alone.

         (e) Each party shall take all necessary measures concerning its seconded employees so that they abstain from disclosing the Confidential Information of the Company.

         (f) No Confidential Information can be exchanged between the Company and a party through a seconded employee except with the prior agreement of the party to whom the Confidential Information belongs. The Confidential Information will be considered by the party which receives it as confidential and treated by such party in the manner described above.

         (g) Notwithstanding the foregoing, either party will be permitted to make use of or disclose Confidential Information:

                  (i) which is in or comes into the public domain other than through the default of a party;

                  (ii) which was already in the possession of a party prior to disclosure by the disclosing party hereto as evidenced by documentation in such party's possession;

                  (iii)    which is lawfully acquired from a third party who did
                           not  obtain  it  directly  or  indirectly   from  the
                           disclosing party;

                  (iv) which is required to be disclosed by or to a court or governmental agency, but only to the extent and for the purpose so required (it being understood that the party being required to disclose such Confidential Information will endeavor to (but shall not be liable for failure to) notify the other party of such requirement so that the other party may take steps to legally protect its interests); and

                  (v) with a party's financial advisors, attorneys, accountants or any other third party engaged by it to the extent strictly necessary to effect the purposes and intent of this Agreement, it being understood that, in the case of any such disclosure, the party shall previously have obtained from such third parties satisfactory written undertakings of confidentiality and either obtained for itself from such third parties or ensured that such third parties have given to the provider of such Confidential Information written undertakings not to disclose or use such Confidential Information for any purpose other than the fulfillment of this Agreement, and shall cause such third parties to respect such undertakings.

         (h) The parties acknowledge and agree that the unauthorized use or disclosure of such Confidential Information would constitute, inter alia, an act of unfair competition and cause irreparable harm to the non disclosing party, its competitive position and goodwill, and each party acknowledges responsibility for damages caused to the others by such unauthorized use or disclosure.

         (j) This obligation of confidentiality shall remain in effect during the term of this Agreement and for five (5) years thereafter.

14. Advertising and Promotion. Purchaser shall have the right to advertise and to promote the Products and Product Components by telephone, mail, newspaper, magazine, radio, television and any other lawful means, as specifically agreed to by Manufacturer upon proposition by Purchaser. All use of Manufacturer's trade names and trademarks for the Products and Product Components, are subject to Purchaser submitting all proposed uses of such trademarks to Manufacturer for approval prior to such use. Manufacturer agrees that it will not unreasonably withhold its agreement to any such proposal referred to in this Section 14. Manufacturer further agrees to respond promptly to any such proposal, and that any such proposal shall be deemed approved if not reasonably disapproved by Manufacturer within thirty (30) days of its receipt of the proposal. The use of any such trademarks, symbols, trade names, corporate names or other Intellectual Property Rights shall not give Purchaser any proprietary rights therein.

15.      Inspection and Warranty.

         15.1 Manufacturer warrants that all Product Components and Products will be free of defects in design, manufacturing and raw materials for a period of three (3) months from the date of receipt of such Product Components and Products by Purchaser at its facilities.

         15.2 Purchaser will inspect the Product Components or Products at Purchaser's facilities. If Purchaser finds that any such Product Component or First Set does not conform to the relevant accepted purchase order, Purchaser will notify Manufacturer within ten (10) days of its receipt of such goods at its facilities.

         15.3     All claims under the  inspection  and warranty  rights in this
                  Article 15 must be received by Manufacturer before the expiration of the ten (10) day inspection period or the three
                  (3) month warranty period, respectively, accompanied by written notice (each a "Warranty Notice") giving a reasonably detailed description of the nonconformity or defect in goods, respectively. Within fifteen (15) days of receiving a Warranty Notice, Manufacturer will, at its option, (i) repair or replace the defective goods (with shipping and insurance for Manufacturer's account and at its risk), or issue a credit or refund for the defective goods or (ii) request a return of the goods in question, in which case Purchaser will return the goods in question within five (5) days of Manufacturer's request (with shipping and insurance for Manufacturer's account and at its risk). Manufacturer will inspect the
                  returned   goods   and  if  the
                  goods are nonconforming, Manufacturer will issue a credit or refund for the defective goods. If Manufacturer reasonably believes the goods are conforming, Manufacturer will communicate its findings to Purchaser and Manufacturer and Purchaser will take appropriate actions to resolve such dispute (including good faith discussions between the parties).

         15.4 Manufacturer shall have no liability whatsoever under this limited product warranty or otherwise if the defect or failure to conform to specifications is due to transportation conditions, improper storage, handling or conditions of use of the Product Components or Products by Purchaser or by any third party.

         15.5 This limited warranty is extended by Manufacturer solely to Purchaser and applies only to the Product Components and Products which were manufactured and delivered by Manufacturer. Manufacturer hereby disclaims and excludes all warranties, express or implied, or any liability whatsoever with respect to assembled Products integrating the Product Components, other than First Sets.

         15.6 Any warranty replacement of a part cannot have the effect of extending the initial warranty period.

         15.7 Manufacturer declines any liability for any Product or Product Component not delivered by itself and, in particular, for other products or components used by Purchaser and integrated into an assembly. Manufacturer will not be liable if the failure of one of its Product Components is caused by other neighboring components or by components to which it is linked by Purchaser or a third party.

         15.8 Under no circumstances shall Manufacturer or Purchaser be liable to the other for any special, incidental, consequential, indirect or exemplary losses or damages pertaining in any way to the products or product components under this Agreement.

16. Term of Agreement. Subject to Sections 1(b) and 17 hereof, the term of this Agreement shall be for a period of eighteen (18) months from the date of signature of this Agreement; and shall be extended to the extent the Operating Agreement is still in force between Manufacturer and Cerprobe for additional consecutive one-year periods as specifically agreed to by the parties, except as otherwise agreed.

17.      Termination.

         (a) Generally. Except as otherwise provided for in this Agreement, if either party defaults in the performance of any of its obligations under this Agreement or if an event of default as described below occurs, the non-defaulting party may defer shipments, payments, orders for Product Components or receipt of deliveries without incurring additional costs until the default is cured. If the default is not cured within thirty (30) business days of the giving of written notice thereof to the defaulting party, at the option of the non-defaulting party exercised in writing to the defaulting party, this Agreement shall terminate at the end of the thirty
                  (30) business day period.

         (b) Dissolution of Purchaser. Upon dissolution of Purchaser for any reason whatsoever, or should Manufacturer no longer be a Member of the Company, this Agreement shall automatically terminate.

         (c) Right to Sell. After the termination or the expiration of this Agreement, Purchaser may return to Manufacturer the inventory of unused and non-obsolete standard Product Components purchased from Manufacturer by Purchaser, limited to forty-five (45) days of inventory of such Product Components measured by the average inventory for the prior six months of operations for 85% of the purchase price originally paid by Purchaser for such items. No remaining inventory may be sold with the Upsys trademarks or trade names after termination of this Agreement, without the approval of Manufacturer.

         (d) Survival of Certain Obligations. Notwithstanding any termination or expiration of this Agreement, Manufacturer shall fill all orders within 60 days of termination. Purchaser shall not be relieved of its obligation to pay for all Product Components ordered prior to termination and shipped or delivered before or after termination, and Manufacturer shall not be relieved of its warranty and indemnification obligations concerning such Product Components under the terms set forth herein.

         (e) Use of Manufacturer's Intellectual Property. Upon termination or expiration of this Agreement, the Company shall not have the right to continue to use the Upsys Technology in the Territory or elsewhere.

         (f) Events of Default. The occurrence of any of the following events shall be considered an event of default hereunder: (i) the filing of any voluntary or involuntary petition for bankruptcy or upon any agreement (oral or written) in respect of any arrangement of creditors; (ii) the sale, transfer, conveyance or other disposition of either the capital stock or beneficial interest in Purchaser resulting in a "change of control" of such party, or of substantially all of the assets of such party; or (iii) with respect to Manufacturer, Manufacturer's decision to discontinue the manufacture, sale or distribution of the Products or Product Components necessary for the assembly of the Products, without proposing an acceptable alternative.

18.      Force Majeure.

         (a) Neither Purchaser nor Manufacturer shall be responsible for any breach or non observance of any term or condition of this Agreement (except payment obligations) in case of Force Majeure.

         (b)      Force Majeure includes, but is not limited to:

                  (i) compliance with any law, ruling, order, regulation, requirement or instruction of any government or any department or agency thereof;

                  (ii)     acts of God;

                  (iii) fires, strikes, labor slowdowns, embargoes, war or riot.

         (c) Any delay resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary. Either party shall have the right to terminate this Agreement upon thirty (30) days prior notice if either party is unable to fulfill its obligation under this Agreement due to any of the above mentioned causes and if such inability continues for a period of one hundred and twenty
                  (120) days.

         (d) The party claiming Force Majeure shall notify the other party by registered mail within fifteen (15) days of the occurrence of Force Majeure and shall send within forty-five (45) days thereafter by registered mail, proof of the Force Majeure event.

19. Independent Contractor. Purchaser and Manufacturer acknowledge and agree that Manufacturer is an independent contractor and that under this Agreement neither Purchaser nor Manufacturer shall be considered for any purpose to be the agent, franchisor, or franchisee of the other. Nor shall Manufacturer or Purchaser have any obligation or responsibility to act on behalf of or in the name of the other, or the power or authority to bind the other in any manner whatsoever. Any representation to the contrary by Purchaser or by Manufacturer, or the employees or agents of either, shall be a breach of this Agreement by the other party hereto.

20.      General Provisions.

         (a) Representations and Warranties. Each of the representations and warranties of the parties respectively shall be true and correct as of the date hereof and throughout the term of this Agreement, and, except as expressly limited in this Agreement, shall survive the termination or expiration of this Agreement.

         (b) Further Assurances. Each of the parties hereto shall execute and deliver all such other instruments and take all such action as either party may reasonably request from time to time in order to effectuate the purposes of this Agreement and the transactions provided for herein.

         (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, twelve (12) hours after being sent by telecopy, or three (3) days after being sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the recipient's address as set forth below:

                                    Upsys
                                    283, boulevard John Kennedy
                                    91100 Corbeil Essonnes France
                                    Fax Number: (33) (1) 60895202
                                    Attn:  Jean-Claude Gery

                                    Upsys-Cerprobe, L.L.C. or Cerprobe
                                    600 South Rockford Drive
                                    Tempe, Arizona 8528
                                    Fax Number: (602) 967-4636
                                    Attn:  C. Zane Close

                  Either party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this paragraph for the giving of notice

         (d) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party hereto may assign or transfer its rights or obligations under this Agreement without prior written consent of the other, and any such assignment or transfer without such approval shall constitute a breach hereof and shall be null and void and of no force or effect, and shall not convey any rights to or interest in this Agreement.

         (e) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is in lieu of all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof

         (f) Governing Law, Jurisdiction and Venue. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, will be governed by and construed, interpreted, and enforced in accordance with the laws of the State of New York, notwithstanding any conflict of laws rules to the contrary and in accordance with the United States Arbitration Act, 9 U.S.C. Sections 1 et seq. Subject to the mandatory arbitration provision in Section 20(g) below, the exclusive jurisdiction and venue of any action relating to this Agreement will be the United States District Court for the Southern District of New York and each of the parties to this Agreement submits to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

         (g) Arbitration. If any dispute arises under this Agreement, upon written notice of either party, the parties will immediately seek to resolve the dispute by good faith negotiations. If the parties are unable to resolve the dispute in writing within ten (10) business days from the commencement of such good faith negotiations, then without the necessity of further notice or agreement between the parties, such dispute will be finally settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association and its Supplementary Procedures for International Commercial Arbitration, as in effect as of the date of this Agreement. The language for such arbitration will be English and the site will be New York, New York. The number of arbitrators will be three (3) (the "Arbitrators"). If the parties agree on the persons to be the Arbitrators at the time the dispute is submitted to arbitration, then those persons shall be the Arbitrators. Otherwise, each party will select one (1) of the Arbitrators, and those Arbitrators will select the third arbitrator. Failing an agreement on the third Arbitrator, the president of the American Arbitration Association will be the sole appointing authority for the third Arbitrator. The decision of the Arbitrators will be final and non-appealable as between the parties to this Agreement. Either party may, at its option, seek injunctive relief or other provisional remedies against the other party from any court of appropriate jurisdiction. Each party to the dispute will bear its respective expenses incurred in respect of the dispute and the costs of the Arbitrators will be borne equally by both parties.

         (h) Remedies Cumulative. Except as specifically set forth herein to the contrary, the remedies of the parties hereto under this Agreement are cumulative and will not preclude the recovery, award or grant of any other remedies to which any party may be lawfully entitled.

         (i) Indulgences Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         (j) Severability. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

         (k) Numbers of Days. In computing the numbers of days for purposes of this Agreement, all days shall be counted, including
                  Saturdays, Sundays and holidays in the State of Arizona and France; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday or holiday.

         (l)      Attorneys'  Fees.  If any action is  brought  to  enforce  the provisions of this Agreement, the prevailing party in the action shall be entitled, in addition to any other relief, to recover reasonable attorneys' fees and other costs and expenses incurred in the action in an amount to be fixed and determined by the arbitrator(s) agreed upon by the parties or by the court.

         (m) Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

         (n) Definitions. All capitalized expressions not otherwise defined in this Agreement will have the meanings given such respective expressions in the Operating Agreement.

         (o) Amendment. This Agreement may only be amended or modified by written agreement signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized representatives as of the date first above written.

                                      UPSYS


                                      By: /s/ Jean Claude Gary
                                         -------------------------------------
                                      Name: Jean Claude Gary
                                           -----------------------------------
                                      Its: General Manager
                                          ------------------------------------


                                      UPSYS-CERPROBE, L.L.C.
                                      Cobra Venture Management, Inc.
                                      its Manager

                                      By: /s/ Michael K. Bonham
                                         -------------------------------------
                                      Name: Michael K. Bonham
                                           -----------------------------------
                                      Its: Vice President
                                          ------------------------------------


                                      CERPROBE CORPORATION (as concerns
                                      specific obligations hereunder)


                                      By: /s/ C. Zane Close
                                         -------------------------------------
                                      Name: C. Zane Close
                                           -----------------------------------
                                      Its:President and Chief Executive Officer
                                          ------------------------------------